NONSTATUTORY STOCK OPTION AGREEMENT
NON-EMPLOYEE DIRECTOR

This NONSTATUTORY STOCK OPTION AGREEMENT (this "Agreement"), made and entered into as of the 30th day of October, 2009, by and between Mr. Timothy Driscoll (the "Optionee") and China Recycling Energy Corporation, a Nevada corporation (the "Corporation"), sets forth the terms and conditions of the stock option (the “Option”) granted by the Corporation to the Optionee as to the number of shares of the Corporation’s Common Stock set forth below and its Board of Directors (“Board”) resolution approving this stock option grant dated October 30, 2009 (“Grant Date”).

1.           Grant of Option. Subject to the provisions of this Agreement, the Board grants to the Optionee an Option to purchase 40,000 shares of Common Stock of the Corporation as of the Grant Date. The Option is not granted pursuant to the Corporation’s Nonstatutory Stock Option Plan (the “Plan”), but is granted pursuant to the Board’s authority to grant such options to certain persons, including non-employee directors of the Corporation. Notwithstanding the foregoing, all of the terms and conditions set forth in the Plan, except those set forth in Sections 3, 4(a), 5(a), 5(b) (except for the paragraph titled “Medium and Time of Payment” which shall be incorporated herein), 6, 7, 10, 11, and 17) of the Plan, are incorporated herein to the extent applicable in the context of a non-Plan grant of stock options, and the Optionee hereby agrees that the Option and all rights of the Optionee under this Agreement are subject to such terms and conditions. The Optionee agrees to be bound by the terms of this Agreement, including all incorporated provisions. Any capitalized terms used but not defined herein shall have the meaning prescribed in the incorporated provisions of the Plan.

2.          Exercise Price. The exercise price for the granted shares of Common Stock subject to the Option shall equal the closing price per share of the Common Stock on the Grant Date: $1.85.

3.          Vesting. The Option shall vest and become exercisable on the six-month anniversary of the Grant Date. The Option may only be exercised to the extent that the Option has become vested and exercisable. Vesting requires continued service through the vesting date as a condition to the vesting of the Option and the rights and benefits under this Agreement. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Optionee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of service as provided in Section 4 below or under the incorporated provisions of the Plan.

4.          Removal from Service. In the event of the Optionee's resignation or removal as a director of the Corporation for any reason, any portion of the Option that has not become vested and exercisable shall immediately be forfeited, and the Option, to the extent it has become vested and exercisable, shall expire as set forth in Section 5 of this Agreement.

5.          Stock Option Term. Unless an earlier date is provided herein, the Option shall expire on the fifth anniversary of the Grant Date.

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6.          Method of Stock Option Exercise. The Option may be exercised during its term, in whole or in part, to the extent it has become vested and exercisable pursuant to Section 3 or 4 and has not yet been forfeited or expired, by giving written notice of exercise to the Corporation (or to such other party as the Corporation may designate from time to time) specifying the number of shares of Stock subject to the Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. Options may also be exercised by any other means permitted by the Plan that the Committee may designate from time to time. To the extent permitted by applicable law and to the extent permitted by the Committee, the Optionee may discharge any withholding obligation in respect of this Agreement by directing the Corporation or an Affiliate to withhold shares of Stock to be delivered upon exercise of the Option that have a Fair Market Value on the date of exercise equal to the Corporation's or such Affiliate’s minimum withholding obligation.

7.          Transferability. The Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution. The Option shall be exercisable, subject to the incorporated terms of the Plan, only by the Optionee, the Optionee's estate or beneficiary, the guardian or legal representative of the Optionee, or any person to whom such Option is transferred pursuant to this Section 7, it being understood that the term "Optionee" includes such guardian, legal representative and other permitted transferee.

8.           Successors, Assigns and Transferees. Subject to the Corporation’s right to terminate the Option in accordance with the incorporated provisions of Section 5(h) of the Plan, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and permitted transferees (including, upon the death of the Optionee, the Optionee's estate).

9.           Incorporation of Plan. The Optionee acknowledges having read and understanding this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that are incorporated herein and that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Optionee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof. The Optionee may obtain a copy of the Plan from the Corporation.

10.         Not an Employment Contract. Nothing contained in this Agreement or in the incorporated provisions of the Plan shall confer on the Optionee any right with respect to continuance of service with the Corporation or an Affiliate, nor shall it interfere in any way with any right the Corporation or an Affiliate would otherwise have to terminate or modify the terms of the Optionee's service at any time, or affect the right of the Corporation or an Affiliate to increase or decrease the Optionee’s other compensation.

11.         Integration. This Agreement and the other documents referred to herein or delivered pursuant hereto, which form a part hereof, contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

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12.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Corporation may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Corporation.

13.          Modification; Waiver. No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Optionee and by a duly authorized officer of the Corporation, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.          Bonus Designation. The Option is designated as a bonus that is in addition to the Optionee’s regular cash wages. By accepting the Option, the Optionee acknowledges that this Award does not create a right or entitlement to future grants or awards.

15.          Data Collection. By accepting the Option, the Optionee consents to the collection, holding, process, use, and transfer of Optionee’s personal data across country borders that is necessary and needed to accomplish the full and complete implementation of the Option, including the settlement of the granted shares of Stock. The Optionee can obtain a copy of the Corporation’s data processing activities upon request by contacting the Human Resources representative.

IN WITNESS WHEREOF, the Optionee has executed this Agreement on the Optionee's own behalf, thereby representing that the Optionee has carefully read and understands this Agreement as of the day and year first written above, and the Corporation has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

By:
Mr. Timothy Driscoll
Optionee

By:
Guohua Ku
Chairman
China Recycling Energy Corporation

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